CREDIT AGREEMENT

        This Credit Agreement (the “Agreement”) is entered into as of February 13, 2004, by and among ADAMS GOLF, INC., a Delaware corporation; ADAMS GOLF HOLDING CORP, a Delaware corporation; ADAMS GOLF GP CORP, a Delaware corporation; ADAMS GOLF, LTD., a Texas limited partnership; ADAMS GOLF IP, LP, a Delaware limited partnership; and ADAMS GOLF MANAGEMENT CORP, a Delaware corporation (the “Borrowers”), whose address is 2801 E. Plano Parkway, Plano, Texas, 75074 and BANK OF TEXAS, N.A. (“Lender”) whose address is 5956 Sherry Lane, Suite 1100, Dallas, Texas 75225. In consideration of Lender’s making the following described loans, the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties to this Agreement, Borrowers and Lender agree as follows:

        ARTICLE 1. DEFINED TERMS.

        “Affiliate” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Lender be deemed an Affiliate of the Borrowers or any of its Subsidiaries or Affiliates.

        “Applicable Rate” means a variable rate of interest per annum at all times equal to the Prime Rate minus one-half of one percent (1/2 of 1%), such Applicable Rate to change when and as the Prime Rate changes.

        “Authorization Documents” means, as to any Person which is not an individual, all appropriate evidences of the authority of such Person to execute, deliver and perform the Loan Documents to which it is a party, including, without limitation, as to any such Person which is a corporation, resolutions of its Board of Directors certified by its secretary or an assistant secretary, and a Certificate of Incumbency certified by its secretary or an assistant secretary certifying the names of the officers of such Person authorized to sign the Loan Documents to which it is a party.

        “Authorized Officer” means, (a) with respect to the Corporate Borrowers, the President, Vice President, or Chief Financial Officer of each such respective Corporate Borrower and (b) with respect to the Partnership Borrowers, the President, Vice President, or Chief Financial Officer of the general partner of the Partnership Borrowers, in each case as designated in writing to Lender.

        “Borrowing Base” means, at the particular time in question, an amount equal to the sum of (a) seventy-five percent (75%) of Eligible Accounts, as shown on the latest Borrowing Base Report received by Lender and (b) for the determinations using the subject month of December, January, and February of each calendar year during the term of this Agreement, the lesser of (i) ten percent (10%) of Eligible Inventory, as shown on the latest Borrowing Base Report received by Lender, or (ii) $900,000.00.

        “Borrowing Base Report” means a report in the form of report attached hereto as “Exhibit A”, appropriately completed, together with the following attachments: (i) detailed aged schedule of all Eligible Accounts, as of the date specified in the report, listing face amount and date of invoices of each Eligible Account and the name of each account debtor (and, upon request of Lender, the address of each account debtor and copies of invoices, credit reports, and any other matters and information relating to the Eligible Accounts), and (ii) a schedule of Eligible Inventory detailed by product and location.

“Business Day” means a day (other than Saturday, Sunday or a legal holiday) on which commercial banks are open for business in Dallas, Texas.

        “Capital Lease Obligation” means the amount of Debt under a lease of Property by a Person that would be shown as a liability on a balance sheet of such Person prepared for financial reporting purposes in accordance with GAAP.

        “Charter Documents” means, as to any Person which is not an individual, as applicable, its articles/certificate of incorporation, bylaws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements evidencing the existence, good standing, governance and authority of such Person together with appropriate certificates of the appropriate governmental officials of the state of incorporation or formation of such Person as to the existence and good standing of such Person.

        “Closing Date” means, the date upon which all of the conditions precedent set forth in Article 7 hereof have been performed by Borrowers to Lender’s satisfaction.

        “Closing Documents” means a collective reference to (i) the Charter Documents and Authorization Documents of Borrowers, certified as of a Current Date; (ii) the Loan Documents, dated as of the Closing Date and executed and delivered by the appropriate Person; (iii) the Initial Borrowing Base Report certified by the Borrowers, as of a Current Date, and (iv) the Request for Loan executed by Borrowers.

        “Collateral” means all property of any kind which is subject to a Lien in favor of Lender or which, under the terms of any Loan Documents, is or is purported to be encumbered by any Lien in favor of Lender or subject to any Lien in favor of Lender.

        “Commitment” means the obligation of Lender to make the Loans to Borrowers pursuant to Section 2.1 up to an aggregate principal amount at any time outstanding of $2,000,000.00.

        “Corporate Borrowers” means Adams Golf, Inc., Adams Golf Holding Corp, Adams Golf GP Corp, and Adams Golf Management Corp.

        “Current Date” means a date which is within five (5) calendar days prior to the Closing Date.

        “Debt” means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days, (d) all Capital Lease Obligations of such Person, (e) all Debt or other obligations of others guaranteed by such Person, (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person, (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person, (i) any liability under a sale and leaseback transaction that is not a Capital Lease Obligation, (j) any obligation under any so-called “synthetic leases”, (k) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments, and (m) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

        “Default” means any of the events or conditions specified in Section 6.1, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

        “Default Interest Rate” means a rate equal to the lesser of (a) the Applicable Rate plus three percent (3%), with adjustments to be made on the same date of any change in the Prime Rate or (b) the Maximum Rate.

        “Eligible Accounts” means, as of the date of determination (without duplication) the total of all accounts receivable of Borrowers created in the ordinary course of business that are acceptable to Lender in its sole and absolute discretion and that satisfy each of the following conditions:

(a) The account complies with all applicable laws, rules and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System;

(b) The account, if due 30 days from the original date of invoice, is not more than 60 days past due;

(c) The account, if due 60 days from the original date of invoice, is not more than 30 days past due;

(d) The account was created in connection with (i) the sale of inventory in the ordinary course of business and the sale has been fully consummated and the inventory has been shipped and delivered and received by the account debtor or (ii) the performance of services by a Borrower in the ordinary course of business and the services have been completed and accepted by the account debtor;

(e) The account represents a legal, valid and binding payment obligation of the account debtor enforceable in accordance with its terms and arises from an enforceable contract, the performance of which contract, insofar as it relates to the account, has been completed by a Borrower;

(f) The account does not arise from the sale of any inventory on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment or any other conditional basis;

(g) A Borrower has good and indefeasible title to the account and the account is subject to a valid, perfected, first priority security interest in favor of Lender and is not subject to any Liens except Liens in favor of Lender;

(h) The account does not arise out of a contract or an order that, by its terms, prohibits or makes void or unenforceable the grant of a security interest to Lender in and to the account;

(i) The amount of the account included in Eligible Accounts is not subject to any setoff, counterclaim, defense, dispute, recoupment or adjustment other than normal discounts for prompt payment;

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(j) No Borrower has established a reserve for bad debt with respect to the account or considered collection of the account doubtful;

(k) The account debtor is not insolvent or the subject of any bankruptcy, insolvency or similar proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due or suffered a receiver or trustee to be appointed for any of its assets or affairs;

(l) The account is not evidenced by chattel paper or an instrument;

(m) No default exists under the account;

(n) The account debtor has not returned or refused to retain, or otherwise notified a Borrower of any dispute concerning, or claimed nonconformity of, any of the inventory or services relating to the account;

(o) The account is not owed by an Affiliate of any Borrower, a Subsidiary of any Borrower, or any stockholder, officer, director or employee of any Borrower or any Subsidiary;

(p) The account is payable by the account debtor in lawful money of the United States of America;

(q) The account does not constitute progress billings, retainages, or deferred payments under a contract or order not fully performed;

(r) The account debtor is not domiciled in any country other than the United States, unless the account is fully insured by the Export-Import Bank of the United States, the Foreign Credit Insurance Association or another insuring entity acceptable to Lender or is fully secured by a letter of credit issued or confirmed by a bank acceptable to Lender containing terms and conditions reasonably acceptable to Lender;

(s) The account is not owed by an account debtor as to which more than five percent (5%) of the aggregate balances then outstanding on accounts owed by the account debtor and/or its affiliates to Borrowers are more than 60 days past due from the dates of their original invoices;

(t) The account debtor is not the United States or any department, bureau, agency or instrumentality of the United States, unless, with respect to the security interest in the account in favor of Lender, the Federal Assignment of Claims Act of 1940, as amended, and any other applicable laws, shall have been complied with; and

(u) The account is not owed by an account debtor as to which the total of all accounts owing by the account debtor or an Affiliate of the account debtor exceeds ten percent (10%) of the total of all accounts at such date, provided, that, an amount of accounts owing by the account debtor that do not exceed ten percent (10%) of the total of all accounts at such date shall not be excluded pursuant to this clause.

The amount of the Eligible Accounts owed by an account debtor shall be net of, and shall be reduced by (if and to the extent not already so reduced by virtue of the preceding clauses of this Page 4 definition), the amount of all contra accounts, reserves, credits, rebates and other indebtedness, liabilities and obligations owed by Borrowers to the account debtor.

        “Eligible Inventory” means, as of the date of determination, the value of all inventory of raw materials and finished goods then owned by and in the possession of a Borrower and held for sale or disposition in the ordinary course of business, which Lender in its sole judgment deems Eligible Inventory, based upon such considerations as Lender may from time to time determine to be appropriate and in which Lender holds a valid, perfected, first priority security interest, valued at the lower of (a) actual cost or (b) fair market value. Without limiting the generality of the foregoing, Eligible Inventory shall not include (i) inventory in which a Person (other than Lender) has a Lien, (ii) inventory located outside of the continental United States, (iii) inventory that consists of, work in process and materials or supplies used or to be used, or consumed or to be consumed in the normal course of business; (iv) inventory that has been shipped or delivered to a customer on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment or any other repurchase or return basis, (v) inventory that is not in good condition or does not comply with all applicable laws, rules and regulations with respect to its manufacture, use, or sale, (vi) inventory with respect to which a claim exists disputing the title of any Borrower to or right to possession of the inventory, (vii) inventory that is not located at the locations specified in the Security Instruments, (viii) inventory which is deemed defective, obsolete, unmerchantable, or unsuitable by Lender in its reasonable judgment, and (ix) inventory evidenced by a negotiable or non-negotiable document of title.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

        “Event of Default” means any of the events or conditions specified in Section 6.1 provided that any requirement for notice or lapse of time or any other condition has been satisfied.

        “GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements and pronouncements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances as of the date in question; provided, however, for purposes of determining compliance with any covenant set forth in Article 4 of this Agreement, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Initial Financial Statements. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

        “Inactive Subsidiaries” has the meaning assigned that term in Section 3.22 hereof.

        “Indebtedness” means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of Borrowers to Lender, whether direct or indirect, absolute or contingent, due or to because due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to Lender that are required to be paid by Borrowers pursuant hereto) or otherwise.

        “Law” means any law, regulation, rule, order, decree, license or permit, domestic or foreign.

        “Lien” means any lien, mortgage, security interest, pledge, deposit, rights of vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, or any charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise.

        “Loan Documents” means this Agreement, the Note, the Security Instruments, and all other certificates, documents and agreements executed in connection with this Agreement.

        “Loans” means the loans made by Lender to Borrowers pursuant to Section 2.1.

        “Material Adverse Effect” means any set of circumstances or events which (a) is or could reasonably be expected to be material and adverse to the business, condition (financial or otherwise), operations, Property, assets, operations, prospects or profits of Borrowers, (b) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any of the Loan Documents or any of the transactions contemplated by the Loan Documents, (c) materially impairs or could reasonably be expected to materially impair the ability of Borrowers to pay the Indebtedness or to perform their respective obligations under any of the Loan Documents, (d) impairs or could reasonably be expected to impair the ability of Lender to enforce its legal rights and remedies under any of the Loan Documents, or (e) impairs or could reasonably be expected to impair the priority of the Liens under any Loan Document or the value of the Collateral.

        “Maximum Rate” means the maximum lawful rate of interest permitted by applicable usury laws now or hereafter enacted which interest rate shall change when and as said laws change, to the extent permitted by said laws, effective on the day such change in said laws becomes effective, provided, however, that the term “Maximum Rate” means a rate equal to five (5) percentage points above the Prime Rate as it varies if there is no Maximum Rate.

        “Note” has the meaning assigned that term in Section 2.1.

        “Partnership Borrowers” means Adams Golf, Ltd. and Adams Golf IP, LP.

        “Permitted Liens” means (a) Liens in favor of Lender, (b) Liens for taxes, assessments and other governmental charges arising by law in the ordinary course of business for sums which are not yet due and payable, (c) Liens of mechanics, materialmen, warehousemen and other like Persons arising by law in the ordinary course of business for sums which are not yet due and payable, (d) Liens, not delinquent, created by statute in connection with worker’s compensation, unemployment insurance and social security obligations, (e) encumbrances consisting of minor easements, zoning restrictions or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered or materially impair the ability of any Borrower to use the assets in its business, and (f) liens held by Tom Watson on the liquidated net assets including the inventory, accounts and account receivables of Adams Golf, Inc., and Adams Golf, Ltd., which liens have been subordinated to the liens held by Lender.

        “Person” means an individual, corporation, partnership, association, joint stock company, trust, estate, unincorporated organization or joint venture, or a court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

        “Plan” means any employee benefit or other plan established or maintained by Borrowers and which is covered by Title IV of ERISA.

        “Prime Rate” means the “prime rate” published in the “Money Rates” table in The Wall Street Journal from time to time, and if multiple rates are published, the highest such prime rate; provided, however, that in the event The Wall Street Journal is no longer published or no longer publishes the “Money Rates” table, Lender shall choose a substitute rate that is based or comparable information. Such rate is only one of the reference rates or indexes used by Lender from time to time. Lender may lend to others at rates greater or less than such rate.

        “Property” means any interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

        “Security Instruments” has the meaning assigned to that term in Section 7.1.

        “Stock” means all shares, options, interests, participations or other equivalents (howsoever designated) of or in a corporation, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures, and all agreements, instruments, and documents convertible, in whole or in part, into any one or more of all of the foregoing.

        “Subsidiary” means any corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by a Borrower and/or one or more of its Subsidiaries.

        “Termination Date” means February __, 2005, unless sooner terminated pursuant to Section 6.2.

        “UCC” means the Uniform Commercial Code, as enacted and in effect in the State of Texas.

        ARTICLE 2. AMOUNT AND TERMS OF CREDIT.

2.1 The Commitment. Subject to, and upon the terms, conditions, covenants and agreements contained in this Agreement, Lender agrees to make Loans to Borrowers from time to time for a period from and after the date of this Agreement up to but not including the Termination Date in such amounts as Borrowers may request up to but not exceeding an aggregate principal sum at any time outstanding equal to the lesser of (a) the Borrowing Base, as determined by Lender from time to time pursuant to Section 2.5, and (b) the Commitment. Within such limits and during such period, Borrowers may borrow, repay, and re-borrow under this Agreement. To evidence the Loans, Borrowers will issue, execute and deliver a promissory note (such note together with any and all renewals, extensions and/or rearrangements thereof is called the “Note”) dated as of the date of this Agreement in the principal amount of the Commitment and payable to the order of Lender on the Termination Date, and otherwise being in form and substance satisfactory to Lender. Unpaid principal of, and accrued interest on, the Loans shall be in accordance with the terms of the Note. Interest on the Loans shall accrue at the rates provided in Section 2.2.

2.2 Interest Rate. The unpaid principal of the Loans shall accrue interest from the date of advancement until the earlier of (a) an Event of Default or (b) maturity at the lower of (i) the Applicable Rate, with adjustments to the Applicable Rate to be made on the same date as any change in the Prime Rate or (ii) the Maximum Rate. All past due principal and interest, whether due as a result of acceleration or otherwise, shall accrue interest at the Default Interest Rate from the date payment of the principal and interest shall have become due until the same shall have been fully discharged by payment.

2.3 Request for Loans. Each Loan shall be made on the same Business Day as written notice in the form of the “Request for Loan” attached to this Agreement as Exhibit “B” duly

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completed and executed by an Authorized Officer of each Borrower is received by Lender if received by 12:00 p.m. (Dallas, Texas time) and on the next Business Day if received by Lender after 12:00 p.m. (Dallas, Texas time). If all conditions precedent to the Loan have been met, Lender will, on the date requested, make the Loan available to Borrowers by depositing the proceeds thereof into an account maintained at Lender as directed by Borrowers.

2.4 Initial Borrowing Base. During the period from the date of this Agreement until the first redetermination of the Borrowing Base by Lender, the Borrowing Base shall be $_________________ as provided by Borrowers in that certain Borrowing Base Report of even date with this Agreement.

2.5 Subsequent Determination of Borrowing Base. Promptly after receiving (a) each Borrowing Base Report, (b) the results of any audit or inspection performed by or on behalf of Lender with respect to Borrowers or the Collateral, or (c) any other information which Lender, in good faith, reasonably believes affects the Borrowing Base or any component thereof, Lender shall, based upon the Borrowing Base Report, audit, inspection or information, redetermine the Borrowing Base to remain in effect until the next redetermination. In the event Lender has not received an appropriately completed Borrowing Base Report (with all attachments) within the time period specified in this Agreement, Lender shall have no obligation to redetermine the Borrowing Base or make any additional Loans until such time as Lender shall have received the information.

2.6 Mandatory Prepayments. If the unpaid principal balance of the Loans exceeds the lesser of (a) the Borrowing Base or (b) the Commitment, Borrowers shall immediately prepay the principal of the Loans in an amount at least equal to the excess. Each prepayment of principal under this Section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid under this Section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of the payment.

2.7 Computation of Interest. All payments of interest shall be computed on the per annum basis of a year of 360 days, but to the extent such computations of interest might cause the rate of interest to exceed the Maximum Rate, the interest shall be computed on the basis of a year of 365 or 366 days, as applicable.

2.8 Voluntary Prepayments. Borrowers may prepay the unpaid principal of the Note at any time in whole or from time to time in part, without premium or penalty, but with accrued interest to the date of prepayment on the amount so prepaid. Each prepayment of principal of the Note shall be applied to reduce the outstanding principal balance of the Note.

2.9 Joint and Several Liability of Borrowers.

(a) Each of the Borrowers are accepting joint and several liability under this Agreement, the Note, and the other Loan Documents in consideration of the financial accommodations to be provided by the Lender under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Indebtedness.

(b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Indebtedness (including, without limitation, any Indebtedness arising under this

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Section 2.9), it being the intention of the parties hereto that all the Indebtedness shall be the joint and several Indebtedness of each of the Borrowers without preferences or distinction among them.

(c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Indebtedness as and when due in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, such Indebtedness.

(d) The Indebtedness of each Borrower constitutes the absolute and unconditional, full recourse Indebtedness of such Borrower enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e) Each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, the Note, or any of the other Loan Documents (except for notices required under this Agreement and the other Loan Documents), notice of any action at any time taken or omitted by Lender under or in respect of any of the Indebtedness, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement, the Note, and the other Loan Documents (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Indebtedness, the acceptance of any payment of any of the Indebtedness, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement or any of the other Loan Documents, any and all other indulgences whatsoever by Lender in respect of any of the Indebtedness, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Indebtedness or the addition, substitution or release, in whole or in part, of any Borrower. The Indebtedness of each Borrower shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or Lender. The joint and several liability of the Borrower hereunder shall continue in full force and effect notwithstanding any absorption, merger, or any other change whatsoever in the name, constitution or place of formation of any of the Borrower or Lender.

(f) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it under this Agreement, the Note or any of the other Loan Documents, any payments made by it to the Lender with respect to any of the Indebtedness or any collateral security therefor until such time as all of the Indebtedness has been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender under this Agreement, the Note or any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Indebtedness arising hereunder or thereunder, to the prior payment in full in cash of the Indebtedness and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar

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proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all Indebtedness shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(g) Each Borrower hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Indebtedness. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Indebtedness shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender for application to the Indebtedness.

(h) In addition to all such rights of indemnity and subrogation as the Borrowers may have under applicable law (but subject to Section 2.9(f)), the Borrowers agree that (i) in the event a payment shall be made by any Borrower under this Agreement, the Note or any of the other Loan Documents, the remaining Borrowers shall indemnify such Borrower for the full amount of such payment and such Borrower shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Borrower shall be sold pursuant to any Loan Document to satisfy in whole or in part a claim of Lender, the remaining Borrowers shall indemnify such Borrower in an amount equal to the greater of the book value or the fair market value of the assets so sold.

(i) Each Borrower (a “Contributing Borrower”) agrees (subject to Section 2.9(f)) that, in the event a payment shall be made by any other Borrower under this Agreement, the Note or any other of the other Loan Documents or assets of any other Borrower shall be sold pursuant to any Loan Document to satisfy a claim, in whole or in part, of Lender and such other Borrower (the “Claiming Borrower”) shall have not been fully indemnified by the other Borrowers as provided in Section 2.9(h), the Contributing Borrowers shall indemnify the Claiming Borrower in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Borrower on the date hereof and the denominator shall be the aggregate net worth of all the Borrowers on the date hereof. Any Contributing Borrower making any payment to a Claiming Borrower pursuant to this Section 2.9(i) shall be subrogated to the rights of such Claiming Borrower under Section 2.9(h) to the extent of such payment.

(j) No failure on the part of a Borrower to make the payments required by Section 2.9(h) or 2.9(i) (or any other payments required under applicable law or otherwise) shall in any respect limit the Indebtedness and liabilities of any Borrower with respect to its Indebtedness under this Agreement, the Note and the other Loan Documents, and each Borrower shall remain liable for the full amount of the Indebtedness.

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2.10 Clean-Up Period. Loans made by Lender under the Borrowing Base shall be reduced to zero during at least a thirty (30) consecutive day period between the date hereof and the Termination Date.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES. In addition to any other representations or warranties made by Borrowers in any of the other Loan Documents, in order to induce Lender to enter into this Agreement and to make the Loans, Borrowers represent and warrant to Lender (which representations and warranties will survive the delivery of the Note and the making of the Loans) that:

3.1 Organization.

(a) Each Corporate Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business in the State of Texas and in each other jurisdiction wherein the Property owned or the business transacted by it makes such qualification necessary.

(b) Each Partnership Borrower is a limited partnership duly formed and validly existing under the laws of the jurisdiction of its formation and is duly qualified to transact business in the State of Texas and in each other jurisdiction wherein the Property owned or the business transacted by it makes such qualification necessary.

3.2 Power and Authority. Each Borrower has full power and authority to enter into, execute and deliver the Loan Documents to which it is a party, to consummate the transactions contemplated in the Loan Documents to which it is a party, and to incur the obligations provided for in the Loan Documents, all of which have been duly authorized by all necessary and proper action.

3.3 Consents. No consent or approval of any public authority or third party, or of any stockholders or partners of Borrowers, as applicable, is required as a condition to the validity of any of the Loan Documents which has not been obtained.

3.4 Binding Obligations. The Loan Documents constitute legal, valid and binding obligations of each Borrower to the extent it is a party thereto, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.5 No Legal Bar, Etc. The execution and delivery of the Loan Documents, the performance by each Borrower of its obligations under the Loan Documents to which it is a party, and the consummation of the transactions contemplated by the Loan Documents, do not and will not (a) conflict with any provision of any Law, any Borrower’s Charter Documents, any agreement, judgment, license, order or permit applicable to or binding upon any Borrower or any of its Property, (b) result in the acceleration of any Debt owed by any Borrower, or (c) result in or require the creation of any Lien upon any Property of Borrower. No consent, approval, authorization, or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance of any of the Loan Documents or to consummate any transaction contemplated by the Loan Documents.

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3.6 Trade Names, Place of Business. No Borrower has, during the preceding five (5) years, been known by or used any other name. The chief executive office and principal place of business of Borrowers are located at the address of Borrowers set forth above.

3.7 Proceedings. Except as disclosed in public filings by Adams Golf, Inc., there are no actions, suits or proceedings pending or, to the knowledge of Borrowers, threatened against or affecting any Borrower before any court or administrative agency which on the date of this Agreement has, or which if adversely determined against such Borrower could reasonably be expected to have, a Material Adverse Effect on the Borrowers taken as a whole.

3.8 Financial Statements. The financial statements of Borrowers which have been delivered to Lender prior to the date of this Agreement (the “Initial Financial Statements”) have been prepared in accordance with GAAP and present fairly the financial condition and results of the operation of Borrowers as at the dates and for the periods covered. Since September 30, 2003, no adverse change has occurred in the condition, financial or otherwise, of Borrowers.

3.9 Investments and Guaranties. No Borrower has made investments in, advances to, or guaranties of the Debt of, any Person, except as disclosed in the Initial Financial Statements.

3.10 Debt. No Borrower has any Debt, except as disclosed in the Initial Financial Statements.

3.11 Taxes. All income taxes and other taxes due and payable by each Borrower through the date of this Agreement have been paid prior to becoming delinquent.

3.12 Title. Each Borrower has good and indefeasible title to all its Property, free and clear of any Liens and security interests, except for Permitted Liens.

3.13 No Defaults. No event or condition has occurred and is continuing which constitutes, or with notice or lapse of time (or both) would constitute, an Event of Default under this Agreement or any of the other Loan Documents.

3.14 Use of Proceeds. The proceeds of the Loans will be used solely for working capital and other general corporate purposes.

3.15 Margin Securities. Under no circumstances will any part of the proceeds of the Loans be used directly or indirectly for the purpose, whether immediate, incidental, or ultimate, of purchasing, carrying or trading in any “margin stock” or any “margin securities” (as such terms are defined respectively in Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any margin stock or margin securities. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

3.16 Compliance With Laws. Each Borrower is conducting its business in material compliance with all applicable federal, state, and local Laws, including without limitation those pertaining to environmental matters; none of the operations of Borrowers are the subject of any federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent into the environment; Borrowers have not, and (to the best knowledge of Borrowers) no other Person has, filed any notice under any federal, state or local Law indicating that Borrowers are responsible for the release into the environment, or the improper storage, of any hazardous or toxic waste, substance or constituent or that such waste, substance or constituent has been released, or is improperly stored, upon any Property of Borrowers; and Borrowers do not have any material contingent liability in connection with the release into the environment, or the improper storage, of any waste, substance or constituent.

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3.17 Good Consideration. The Loan Documents and the transactions contemplated by the Loan Documents have been or will be executed, delivered and performed in good faith and in exchange for reasonably equivalent value.

3.18 Solvency. Borrowers (a) are not insolvent on the date of this Agreement and will not become insolvent as a result of entering into the Loan Documents, (b) do not intend to incur Debt that will be beyond their ability to pay as such Debt matures. Borrowers’ assets do not constitute unreasonably small capital to carry out their business as conducted and as proposed to be conducted.

3.19 ERISA. Borrowers have not (a) incurred an accumulated funding deficiency under any Plan in an amount sufficient to have a Material Adverse Effect, (b) incurred material liability to the Pension Benefit Guaranty Corporation in connection with any Plan, (withdrawn in whole or in part from participation in a multi-employer pension plan (as defined in ERISA), or (c) committed, permitted, or suffered a “prohibited transaction” or “reportable event” (as such terms are defined in ERISA).

3.20 Common Enterprise. The successful operation and condition of each of the Borrowers is dependent on the continued successful performance of the functions of the group of Borrowers as a whole and the successful operation of each of the Borrowers are dependent on the successful performance and operation of each other Borrower. Each Borrower expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of each of the other Borrowers. Each Borrower expects to derive benefit (and the boards of directors or other governing body of each Borrower has determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lender to Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Borrower has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Borrower is within its purpose, will be of direct and indirect benefit to such Borrower, and is in its best interest.

3.21 Depository Relationship. To induce the Lender to establish the interest rates provided in the Note, Borrowers will use Lender as its principal depository bank and the Borrowers covenant and agree to maintain Lender as their principal depository bank, including for the maintenance of business, cash management, and operating and administrative deposit accounts.

3.22 Closed/Inactive Subsidiaries.

(a) Adams Golf Foreign Sales Corp., Adams Golf Direct Responses, Ltd., and Adams Golf RAC Corp. have terminated their respective existences, and, as a result, are no longer direct or indirect Subsidiaries or Affiliates of Adams Golf, Inc.

(b) Adams Golf UK, Ltd. and Adams Golf Japan, Inc. (the “Inactive Subsidiaries”) are inactive and do not conduct business, own any assets, or have any Debt.

        ARTICLE 4. AFFIRMATIVE COVENANTS AND AGREEMENTS. So long as the Commitment is available to Borrowers and until payment and performance in full of the Note and all other Indebtedness, unless Borrowers receive prior written approval of a deviation therefrom from Lender, Borrowers covenant and agree with Lender that:

4.1 Business and Financial Information. Borrowers will promptly furnish to Lender from time to time such information regarding the business and affairs and financial condition of Borrowers as Lender may reasonably request, and will furnish Lender:

(a) Monthly Financial Statements — as soon as available and in any event within thirty (30) days after the end of each calendar month during the term of this Agreement, the consolidated balance sheet (including, without limitation, a statement of contingent liabilities) of Borrowers as of the close of such calendar month and the consolidated statement of operations, cash flows and shareholders’ equity of Borrowers for such calendar month, setting forth, in each case in comparative form, the figures for the corresponding periods in the previous fiscal year as well as year-to-date figures, all in such detail as Lender may reasonably request and accompanied by a statement of an Authorized Officer certifying that the financial statements fairly present the financial position of Borrowers at the close of such period and the results of their operations for such period;

(b) Quarterly Financial Statements — as soon as available and in any event within forty-five (45) days after end of each of the first three (3) fiscal quarters of each fiscal year of Borrowers during the term of this Agreement, the consolidated balance sheet (including, without limitation, a statement of contingent liabilities) of Borrowers as of the close of such fiscal quarter and the consolidated statement of operations, cash flows and shareholders’ equity of Borrowers for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year as well as year-to-date figures, all in such detail as Lender may reasonably request and accompanied by a statement of an Authorized Officer certifying that the financial statements fairly present the financial position of Borrowers and their operations for such period;

(c) Annual Financial Statements — as soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of Borrowers during the term of this Agreement, the audited consolidated balance sheet (including, without limitation, a statement of contingent liabilities) of Borrowers as at the end of such fiscal year and the audited consolidated statement of operations, cash flows and shareholders’ equity of Borrowers for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, all in reasonable detail and audited by independent certified public accountants of recognized national standing acceptable to Lender and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the financial condition and results of operations of Borrowers in accordance with GAAP consistently applied;

(d) Account Receivable Reports — as soon as available and in any event within ten (10) Business Days after the end of each calendar month during the term of this Agreement, a written report setting forth the amount of the billed but uncollected accounts receivable of Borrowers as at the end of such calendar month or such other applicable period, which, among other things, specifies the names of the account debtors and age of each account receivable in increments of at least thirty-day intervals, such report to be in reasonable detail and prepared on a basis and in a format acceptable to Lender and certified as complete and correct by an Authorized Officer;

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(e) Filing – as and when filed by Borrowers:

(i) 10-Q quarterly reports and Form 10-K annual reports;

(ii) any other filings made by any Borrower with the United States Securities and Exchange Commission and any successor thereto;

(iii) copies of Borrowers’ federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service; and

(iv) any other information that is provided by Adams Golf, Inc. to its shareholders.

(f) Inventory Reports — as soon as available and in any event within ten (10) Business Days after the end of each calendar month during the term of this Agreement, a written report with respect to such calendar month or other period, setting forth opening inventory, inventory acquired, inventory sold, inventory returned, inventory used or consumed in the business of Borrowers, closing inventory, any other inventory not within the preceding categories, and such other information as Lender may request from time to time, such report to be in reasonable detail and prepared on a basis and in a format acceptable to Lender and certified as complete and correct by an Authorized Officer;

(g) Notice of Default — immediately upon becoming aware of the existence of any event or condition which constitutes, or with notice or lapse of time (or both) would constitute, an Event of Default under this Agreement or any of the other Loan Documents, a written notice specifying the nature and period of existence of the default and what action Borrowers are taking or propose to take with respect thereto;

(h) Notice of Claimed Default — immediately upon becoming aware that any Person has given notice or taken any other action with respect to a claimed default under any promissory note, contract, agreement or undertaking to which any Borrower is a party or by which any Property of any Borrower may be bound or subject, a written notice specifying the notice given or action taken by such Person and the nature of the claimed default and what action such Borrower is taking or proposes to take with respect to the claimed default;

(i) Litigation — immediately upon becoming aware of any action, suit, or proceeding pending or threatened against or affecting any Borrower in any court or before any governmental authority, which if adversely determined could have a Material Adverse Effect, a written notice specifying the nature of the action, suit or proceeding and what action such Borrower is taking or proposes to take with respect to the action, suit or proceeding; and

(j) Material Adverse Effect — immediately upon becoming aware of any event, condition or circumstance that has, or could reasonably be expected to have, a Material Adverse Effect, a written notice specifying the nature of the event, condition or circumstance and what action Borrowers are taking or propose to take with respect to the event, condition or circumstance.

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4.2 Borrowing Base Reports. Borrowers will promptly furnish to Lender as soon as available and in any event within ten (10) Business Days after the end of each calendar month during the term of this Agreement, a Borrowing Base Report as of the end of such calendar month or such other applicable period appropriately completed and with all attachments, and certified as complete and correct by an Authorized Officer.

4.3 Compliance Certificate. Borrowers will furnish to Lender concurrently with the furnishing of the quarterly and annual financial statements pursuant to Section 4.1 of this Agreement, a certificate in the form of certificate attached to this Agreement as Exhibit “C” signed by an Authorized Officer stating:

(a) that a review of the activities of Borrowers has been made under his supervision with a view to determining whether Borrowers have fulfilled all of their obligations under the Loan Documents; and

(b) that Borrowers have fulfilled all of their obligations under the Loan Documents and that all representations made in the Loan Documents continue to be true and correct (or specifying the nature of any change) or if Borrowers shall be in default, specifying any default and the nature and status of the default and showing in detail the computations required by the provisions of Section 4.13 based on the figures which appeared on the books of account of Borrowers at the close of the respective period.

4.4 Taxes; Debts; Etc. Each Borrower will (a) timely file all required tax returns, (b) pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or Property, (c) pay when due, all trade debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business, and (d) pay and discharge when due, all other Debt now or subsequently owed by it, unless the amount or applicability thereof is being contested in good faith by appropriate proceedings diligently conducted, provided adequate reserves for the payment thereof have been established in accordance with GAAP.

4.5 Maintenance of Existence. Each Borrower will maintain its existence, rights and franchises.

4.6 Maintenance of Properties. Each Borrower will maintain its tangible properties, real and personal, in good order and repair at all times.

4.7 Maintenance of Licenses, Etc.. Each Borrower will maintain in full force and effect at all times, and apply in a timely manner for renewal of, all of its licenses, approvals, permits, franchises, patents, copyrights, trademarks, service marks, and trade names necessary for the continuation of the operation of its business.

4.8 Compliance; Environmental Indemnity. Each Borrower will comply with, and conduct its business and affairs in compliance with, all federal, state, and local Laws, rules and governmental requirements, including, without limitation, those pertaining to pollution or other environmental matters and all ERISA requirements and obtain all permits, licenses, and other similar approvals required by all such Laws pertaining to the environment. Borrowers shall indemnify Lender and hold Lender harmless from and against any claim, loss or damage to which Lender is subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous wastes or substance or toxic substance by Borrowers. This indemnification shall survive the termination of this Agreement and the payment of the Indebtedness.

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4.9 Insurance. Borrowers will maintain insurance with responsible insurance companies on such of their Properties, in such amounts and against such risks, as is customarily maintained by similar businesses operating in the same vicinity, specifically to include a policy of fire and extended coverage insurance covering all Property, business interruption insurance and liability insurance, all to be with such companies and in such amounts satisfactory to Lender and to name Lender as loss payee, and evidence of such insurance shall be supplied to Lender.

4.10 Reimbursement of Expenses. If Borrowers fail to pay any taxes, insurance premiums or other amounts they are required to pay under this Agreement, or any of the other Loan Documents, and Lender pays the amounts, upon such payment and demand, Borrowers will immediately reimburse Lender therefor and each amount paid by Lender shall constitute Indebtedness owed under this Agreement, shall be secured by the Loan Documents and shall accrue interest at the Maximum Rate from the date the amount is paid by Lender until the date the amount is repaid to Lender.

4.11 Financial Records; Inspection. Borrowers will maintain a system of accounting satisfactory to Lender and in accordance with GAAP, and permit Lender’s officers or authorized representatives to visit and inspect their books of account and other reports during normal business hours as often as Lender may desire.

4.12 Location of Books and Records. Unless written notice of another location is given to Lender, each Borrower will maintain the location of its books and records at the address of Borrower set forth above.

4.13 Financial Covenants. Borrowers will maintain and comply with the financial covenants set forth on Schedule 4.13 attached to this Agreement.

        ARTICLE 5. NEGATIVE COVENANTS. So long as the Commitment is available to Borrowers and until payment and performance in full of the Note and all other Indebtedness, unless Borrowers receive prior written approval of a deviation therefrom from Lender (which approval will not be unreasonably withheld), Borrowers hereby covenant and agree with Lender that:

5.1 Debt. Borrower will not create, incur, assume or permit to exist any Debt other than to Lender, except for (a) Debt existing on the date of this Agreement which is reflected in the Initial Financial Statements, (b) additional unsecured Debt not exceeding $500,000.00 at any one time outstanding, and (c) normal trade debt incurred in the ordinary course of business.

5.2 Liens. Borrowers will not grant, suffer or permit Liens on or security interests in any of their respective Properties, except Permitted Liens.

5.3 Loans, Advances. Borrower will not make any loans, advances or investments to or in any Person, except for (a) loans, advances and investments existing on the date of this Agreement which are reflected in the Initial Financial Statements and (b) advances and loans among the Borrowers.

5.4 Mergers, Etc. No Borrower will (a) amend its Charter Documents or otherwise change its name or structure, (b) reactivate any of the Inactive Subsidiaries or permit any of the Inactive Subsidiaries to conduct business, (c) form a subsidiary company, (d) consolidate with or merge into, or acquire any Person, (e) permit any Person to consolidate with or merge into, or acquire it, (f) acquire the Stock of any corporation, or (g) acquire all or substantially all of the assets and business of any Person or any division of any Person into any merger or consolidation.

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5.5 Disposition of Assets. No Borrower will sell, lease, assign or otherwise dispose of or transfer any of its Property except (a) Equipment which is worthless or obsolete or which is replaced by Equipment of equal suitability and value, provided the proceeds of the sale or other disposition are delivered to Lender for application to the Indebtedness and (b) inventory which is sold in the ordinary course of business on ordinary trade terms.

5.6 Dividends. During the existence of a Default, no Borrower will declare or pay any dividends or distributions (other than dividends payable in capital stock) on any shares of any class of capital stock, any partnership interests or other securities, or apply any of its Property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock, any partnership interest or other security, or in any way amend its capital structure.

5.7 Nature of Business. No Borrower will change its name, address or the general character of business as conducted on the date of this Agreement, and no Borrower will engage in any type of business not reasonably related to its business as presently and normally conducted.

5.8 Redemption of Stock. No Borrower will, directly or indirectly, retire, purchase or otherwise acquire, directly or indirectly, any of its Stock or other ownership interest, as applicable.

5.9 Capital Expenditures. Borrowers will not enter into any commitment to expend an amount for the acquisition or lease of any Property or asset whether tangible, intangible, fixed or capital including repairs, replacements and/or improvements, which are capitalized under GAAP which exceeds $1,000,000.00 in the aggregate during any fiscal year of Borrowers during the term of this Agreement.

5.10 ERISA Compliance. Borrowers will not adopt a Plan or amend an existing Plan that results in a material increase of benefits. Borrowers will not at any time permit any Plan maintained by them to:

(a) engage in any “prohibited transaction” or “reportable event”, as such terms are defined in ERISA;

(b) incur any accumulated funding deficiency; or

(c) terminate any Plan in a manner which could result in the imposition of Lien on any of its Property.

ARTICLE 6. EVENTS OF DEFAULT AND REMEDIES.

6.1 Events. Any of the following events shall be considered an “Event of Default” as that term is used in this Agreement:

(a) Borrowers default in the payment of any Indebtedness, whether principal or interest or any installment thereof, when due and payable;

(b) any statement, representation or warranty of any Borrower in any of the Loan Documents proves to have been incorrect or incomplete in any material respect when made;

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(c) Any Borrower defaults in the due observance or performance of any of the covenants or agreements contained in Section 4.1, 4.2, 4.3, 4.4, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, or 4.13 of this Agreement and such default continues unremedied for a period of thirty (30) days after notice of such default is sent by Lender to Borrowers;

(d) Any Borrower defaults in the due observance or performance of any of the covenants or agreements contained in Section 4.5 or in Article 5 of this Agreement or any Borrower defaults in the due observance or performance of any of its covenants or agreements contained in any of the other Loan Documents.

(e) any default or event of default occurs under any Loan Document and the same is not remedied within the applicable period of grace (if any) provided in the Loan Document;

(f) Any Borrower dissolves or terminates its existence or discontinues its usual business or is enjoined, restrained or in any way prevented by court order or order of any governmental authority from conducting all or any material part of its business and such order is not lifted within thirty (30) days;

(g) any involuntary case or other proceeding is commenced against any Borrower which seeks liquidation, reorganization or other relief with respect to it or its debts and liabilities under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or for the winding-up or liquidation of its affairs;

(h) Any Borrower commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts and liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to, or admits in writing its inability to, pay its debts generally as they become due or takes any action to authorize or effect any of the foregoing;

(i) Any Borrower defaults in the payment of principal of or interest on any of its Debt to any Person, the non-payment of which could have a Material Adverse Effect; or

(j) any event, condition or circumstance occurs which has a Material Adverse Effect and Lender has provided Borrowers with written notice of the occurrence of such event, condition, or circumstance.

6.2 Remedies Upon Default.

(a) Acceleration.

(i) Upon the occurrence of any Event of Default described in Section 6.1(f), (g), or (h), the Commitment and all other lending obligations, if any, of Lender under this Agreement shall immediately terminate, and the total unpaid principal amount of the Note together with interest then accrued and unpaid thereon and all other Indebtedness shall become immediately due and payable, all without demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other notice of default of any kind, all of which are expressly waived by Borrowers.

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(ii) Upon the occurrence and at any time during the continuance of any other Event of Default specified in Section 6.1, Lender may, by written notice to Borrowers, (aa) declare the total unpaid principal amount of the Note together with interest then accrued and unpaid thereon and all other Indebtedness to be immediately due and payable without demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other notice of default of any kind, all of which are expressly waived by Borrowers, and/or (bb) terminate the Commitment and other lending obligations, if any, of Lender under this Agreement unless and until Lender shall reinstate the same in writing.

(b) Other Rights. In addition, upon the occurrence of any Event of Default, Lender may, at its election, do any one or more of the following:

(i) reduce any claim to judgment;

(ii) exercise the rights of offset and/or banker’s lien and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of each Borrower against any and all of the Indebtedness, irrespective of whether or not Lender shall have made any demand under this Agreement or the Note and although such Indebtedness may be unmatured;

(iii) foreclose any and all Liens in favor of Lender and/or otherwise realize upon any and all of the rights Lender may have in and to any Collateral, or any part thereof; or

(iv) exercise any and all other rights afforded by any applicable laws, or by the Loan Documents, at law or in equity, or otherwise, including but not limited to, the rights to bring suit or other proceedings before any court of competent jurisdiction, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right granted to Lender in the Loan Documents, all as Lender shall deem appropriate in its sole discretion.

6.3 No Waiver or Exhaustion. No waiver by Lender of any of its rights or remedies under this Agreement or under any of the Loan Documents shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

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ARTICLE 7. CONDITIONS PRECEDENT.

7.1 Documents and Other Items to be Delivered. Lender has no obligation to make the first Loan unless Lender shall have received all of the following at Lender’s office in Dallas, Texas, all in form, substance and date satisfactory to Lender:

(a) the Note executed by Borrowers;

(b) the following instruments (the “Security Instruments”):

(i) one or more Security Agreements executed by Borrowers granting Lender a valid, first priority security interest in all assets, specified in such Security Agreements whether now owned or subsequently acquired and wherever located and the proceeds and products therefrom; and

(ii) one or more UCC-1 Financing Statements reflecting Borrowers, as Debtor, and Lender, as Secured Party, covering the personal property described in the Security Agreements.

(c) Release of Liens and UCC-3 Termination Statements executed by such Persons as Lender deems necessary to insure Lender’s first priority security interest in and to the Collateral;

(d) search certificates from the Secretaries of States of Delaware and Texas (and, upon request by Lender, such other governmental authorities as may be repositories in any state, county or parish where each Borrower conducts its business or where any Collateral may be located), setting forth all Uniform Commercial Code filings, financing statements, chattel mortgages, assignments and other pledges of personal property and any and all mechanics’ or repairmens’ liens and federal, state and county tax filings against each Borrower, which certificates shall be in form, scope and content satisfactory to Lender and accompanied by copies of the filed financial statements, chattel mortgages and/or assignments and shall confirm that the Collateral is free and clear of all pledges, assignments, security interest and liens other than those in favor of Lender;

(e) each other Closing Document executed by the appropriate Persons;

(f) Borrowers shall have established Lender as its principal depository bank in accordance with Section 3.21 in a manner acceptable to Lender; and

(g) Lender shall have completed and approved the results of Lender’s collateral audit with respect to Borrowers.

7.2 Additional Conditions Precedent. Lender has no obligation to make any Loan unless the following additional conditions precedent have been satisfied:

(a) all representations and warranties made by Borrowers in the Loan Documents are true on and as of the date of the Loan as if such representations and warranties had been made as of the date of the Loan;

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(b) as of the date of the Loan no event or condition exists which constitutes, or with notice or lapse of time (or both) would constitute, an Event of Default under this Agreement;

(c) there has been no event, condition or circumstance which has or could reasonably be expected to have a Material Adverse Effect; and

(d) a duly executed Request for Loan has been provided to Lender.

ARTICLE 8. MISCELLANEOUS.

8.1 Enforceability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and inoperative as to the provision to the extent it is deemed to be unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if the provision may be made enforceable by limitations thereof, then the provision shall be enforceable to the maximum extent permitted by law.

8.2 Performance; Notice. The Loan Documents are performable by Borrowers entirely in the county where Lender’s main office is located. Any notice required to be provided to Borrowers under this Agreement that is mailed postage prepaid to Borrowers c/o Adams Golf, Inc., 2801 E. Plano Parkway, Plano, Texas 75074 or at the most recent changed address on file with Lender at least ten (10) days before the time of the event to which the notice relates shall be deemed reasonable unless any longer period is required by Law.

8.3 Expenses. Borrowers hereby agree to pay on demand (a) all costs and expenses of Lender in connection with the preparation, negotiation, execution and delivery of the Loan Documents and any and all amendment, modifications, renewals, extensions and supplements to the Loan Documents including, without limitation, the reasonable fees and the expenses of legal counsel for Lender, (b) all costs and expenses of Lender in connection with the enforcement of any of the Loan Documents, including, without limitation, the reasonable fees and the expenses of legal counsel for Lender, (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental authority in respect of any of the Loan Documents, (d) all costs, expenses, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest or Lien contemplated by any of the Loan Documents, and (e) all other costs and expenses incurred by Lender in connection with any Loan Document including, without limitation, all costs, expenses and other charges incurred in connection with obtaining any audit or appraisal in respect of the Collateral.

8.4 Successors and Assigns. The terms of this Agreement shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of Borrowers and Lender. Lender reserves the right to assign the Loan Documents in whole or in part to any person or entity. In the event more than one party executes this Agreement, the obligations of the parties under this Agreement shall be joint and several. Section headings in this Agreement are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not be construed to enlarge, limit, or otherwise change the express provision thereof. Pronouns in masculine, feminine, or neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. If the Loan Documents are given in renewal and extension of a prior obligation to Lender, all Liens and other security interests granted to secure such prior obligation, if any, are hereby carried over and renewed to secure the Indebtedness.

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8.5 Indemnification. BORROWERS SHALL INDEMNIFY LENDER AND ITS OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, OR (C) ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, EXCEPT FOR LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES WHICH ARE CAUSED BY LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

8.6 Applicable Law; Submission To Process. THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THE LOAN DOCUMENTS MAY BE GOVERNED BY THE LAWS OF THE UNITED STATES. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, THE NOTE, OR ANY OF THE OTHER LOAN DOCUMENTS TO THE CONTRARY, CHAPTER 346 OF THE TEXAS FINANCE CODE AS AMENDED SHALL NOT BE APPLICABLE TO THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS. BORROWERS HEREBY IRREVOCABLY SUBMIT THEMSELVES TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND TO THE VENUE OF DALLAS COUNTY AND AGREE AND CONSENT THAT SERVICE OF PROCESS MAY BE MADE UPON THEM IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW.

8.7 Limitation On Interest. It is expressly stipulated and agreed to be the intent of Borrowers and Lender at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on the Note or the Indebtedness (or applicable United States Federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or Lender’s exercise of the option to accelerate the maturity of the Note, or any prepayment by Borrowers results in Borrowers having paid or Lender having received any interest in excess of that permitted by applicable law, then it is Borrowers’ and Lender’s express intent that all excess amounts theretofore collected by Lender be credited on the principal balance of the Note and all other Indebtedness (or, if the Note and all other Indebtedness have been or would thereby be paid in full, refunded to Borrowers), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Borrowers and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrowers that interest was received in an amount in excess of the Maximum Rate either refund such excess interest to Borrowers or credit such excess interest against any other Indebtedness then owing by Borrowers to Lender. Borrowers hereby agree that as a condition precedent to any claim seeking usury penalties against Lender, that Borrowers will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrowers or crediting such excess interest against any other indebtedness then owing by Borrowers to Lender. All sums contracted for, charged or received by Lender for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Maximum Rate from time to time in effect and applicable to the Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain loan accounts and revolving triparty accounts) apply to the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code, as amended, of the Revised Civil Statutes of Texas to determine the Maximum Rate payable on the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in Chapter 303, as amended. To the extent United States Federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States Federal law instead of such Chapter 303, as amended, for the purpose of determining the Maximum Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Rate under such Chapter 303 of the Finance Code, as amended, or under other applicable law by giving notice, if required, to Borrowers as provided by applicable law now or hereafter in effect. Borrowers and Lender hereby agree that any and all suits alleging the contracting for, charging or receiving of usurious interest shall lie in Dallas County, Texas, and each irrevocably waive the right to venue in any other county.

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8.8 No Oral Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A WRITTEN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.

8.9 Construction. Borrowers and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrowers and Lender.

8.10 Waiver Of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS AND LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

8.11 Participation. Borrowers hereby acknowledge and agree that Lender has and shall have the right at any time without the consent of or notice to Borrower to grant participations in all or part of the Indebtedness now or hereafter outstanding under this Agreement, the Note, or any of the other Loan Documents and any security interest and/or Liens on the Property of Borrowers now or hereafter granted by Borrowers to Lender as security for the payment and performance of such obligations. Borrowers hereby authorize Lender and each participant of Lender in the case of an Event of Default or demand for payment under this Agreement, to proceed directly by right of setoff, banker’s lien or otherwise against any assets of Borrowers, which may at the time of such Event of Default or demand for payment be in the hands of Lender or any such participant to the full extent of its interest in such obligations.

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8.12 No Duty Or Special Relationship. Borrowers acknowledge that Lender has no duty to Borrowers with respect to the loan transactions set forth in the Loan Documents except as expressly provided for in this Agreement and the other Loan Documents, and acknowledge that no fiduciary, trust, or other special relationship exists between Lender and Borrowers.

8.13 Other Remedies Not Required. Borrower may be required to pay the Note in full without the assistance of any other party, or any collateral or security for the Note. Lender shall not be required to mitigate damages, file suit, or take any action to foreclose, proceed against or exhaust any collateral or security in order to enforce payment of the Note.

8.14 Inconsistencies And Conflicts. To the extent any irreconcilable conflicts or inconsistencies exist between the terms of this Agreement and any of the other Loan Documents, the terms of this Agreement shall govern and control.

8.15 Future Advances. No advance under the Note shall constitute a waiver of any of the conditions of Lender’s obligation to make further advances nor, in the event Borrowers are unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be a Default.

8.16 Lender’s Discretion. All matters hereunder that require Lender’s discretion, (including, without limitation, whether Borrowers have satisfied any condition precedent), Lender shall use its sole and reasonable discretion, except as otherwise provided for herein. Further, Lender may in its sole discretion waive any of its rights with respect to a particular Event of Default.

8.17 Business Loans. Borrowers warrant and represent to Lender, and to all other holders of any debt evidenced by the Note, that the loan evidenced by the Note is and shall be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use.

8.18 Representations and Warranties. All representations and warranties of Borrowers herein, and all covenants and agreements made by Borrowers herein made before the effective date of this Agreement, shall survive such date.

8.19 Binding Effect. All covenants and agreements of Borrowers under this Agreement shall bind the respective successors and assigns of Borrowers and shall inure to the benefit of Lender and its successors and assigns. The rights of Borrowers under this Agreement are not assignable.

8.20 No Waiver. No course of dealing on the part of Lender, or its officers or employees, nor any failure or delay by Lender with respect to exercising any of its rights, remedies, powers or privileges hereunder shall operate as a waiver thereof. No indulgence by Lender, or waiver of compliance with any of the terms, covenants, or provisions of this Agreement or the other Loan Documents, shall be construed as a waiver of Lender’s right to subsequently require strict performance by the Borrowers. The rights and remedies of the Lender under this Agreement and the other Loan Documents shall be cumulative and the exercise or partial exercise of any such rights or remedies shall not preclude the exercise of any other rights or remedies.

8.21 Amendment. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

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8.22 Severability. In the event any provision contained in any of the Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such provision shall be severed from the applicable Loan Document, and such invalidity, illegality or unenforceability shall not affect any other provision of the applicable Loan Document.

8.23 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that any one counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

8.24 Further Assurances. Borrowers will execute and deliver such further instruments as may be deemed necessary or desirable by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to preserve and perfect the Liens of the Lender in the Collateral.

8.25 Right of Termination. Borrowers shall have the right to terminate this Agreement at any time, provided, that there is no Indebtedness owing at the time of such termination.

WITNESS THE EXECUTION HEREOF, as of the ___ day of February, 2004. Page 26

LENDER:

BANK OF TEXAS, N.A., a national banking association

By: /S/ ERIC L. KRAFT
——————————————
Name: Eric L. Kraft
Title: Vice President

BORROWERS:

ADAMS GOLF, INC., a Delaware corporation

By: /S/ ERIC LOGAN
——————————————
Name: Eric Logan
Title: Chief Financial Officer

ADAMS GOLF HOLDING CORP., a Delaware corporation

By: /S/ ERIC LOGAN
——————————————
Name: Eric Logan
Title: Vice President

ADAMS GOLF GP CORP., a Delaware corporation

By: /S/ ERIC LOGAN
——————————————
Name: Eric Logan
Title: President

ADAMS GOLF, LTD., a Texas limited partnership

By: Adams Golf GP Corp, a Delaware corporation,
its sole General Partner

By: /S/ ERIC LOGAN
——————————————
Name: Eric Logan
Title: President

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ADAMS GOLF IP LP, a Delaware corporation

By: Adams Golf GP Corp, a Delaware corporation,
its sole General Partner

By: /S/ ERIC LOGAN
——————————————
Name: Eric Logan
Title: President

ADAMS GOLF MANAGEMENT CORP., a Delaware corporation

By: /S/ ERIC LOGAN
——————————————
Name: Eric Logan
Title: Vice President
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Schedule 4.13

Financial Covenants

(a) Ratio of Total Liabilities to Tangible Net Worth. Borrowers will not permit the ratio of Total Liabilities to Tangible Net Worth to be more than 0.60 to 1.0 during the term of this Agreement.

(b) Interest Coverage Ratio. Borrowers will maintain, as of the last day of each fiscal quarter of Borrowers during the term of this Agreement, a ratio of (i) Net Income plus Interest Expense plus Tax Expense divided by (ii) Interest Expense, each determined for the preceding twelve (12) month period ending on such day, of not less than 1.5 to 1.0.

As used herein, the following terms shall have the following meanings:

        “Capital Lease Obligations” means, as of the date of calculation, any and all lease obligations of Borrower that, in accordance with GAAP, have been or are required to be capitalized on the books of Borrower.

        “Interest Expense” means, for any period, the interest charges paid or accrued during such period (including imputed interest on Capital Lease Obligations but excluding amortization of debt discount and expense and excluding capitalized interest) on Debt of Borrowers.

        “Net Income” means, for any period, the net income (or loss) of Borrowers for such period, as determined in conformity with GAAP.

        “Tangible Net Worth” means, as of the date of calculation, all amounts which, in conformity with GAAP, would be included as shareholder equity on a consolidated balance sheet of the Borrowers; provided, however, there is excluded therefrom: (a) any note receivable or account receivable from any Borrower or from any director, officer, employee or shareholder of any Borrowers, (b) any amount attributable to treasury shares, (c) goodwill, including any amounts however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (d) patents, trademarks, trade names and copyrights, and (e) all other assets which are properly classified as intangible assets.

        “Tax Expense” means, for any period, charges for taxes accrued during such period by Borrowers, determined in conformity with GAAP.

        “Total Liabilities” means, as of the date of calculation, all amounts which in conformity with GAAP, would be included as liabilities on a balance sheet of Borrowers.

EXHIBIT A

BORROWING BASE REPORT

FOR MONTH ENDED ___________________ (THE “SUBJECT MONTH”)

LENDER: Bank of Texas, N.A.

BORROWERS: Adams Golf, Inc., Adams Golf Holding Corp., Adams Golf GP Corp., Adams Golf, Ltd., Adams Golf IP, LP, and Adams Golf Management Corp.

        This certificate is delivered under the Credit Agreement (the “Agreement”) dated as of February __, 2004, among Borrowers and Lender. Capitalized terms used in this certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement. On behalf of Borrowers, the undersigned certifies to Lender on the date hereof that (a) no Default or Event of Default has occurred and is continuing, (b) a review of the activities of Borrowers during the Subject Month has been made under my supervision with a view to determining the amount of the current Borrowing Base, (c) the accounts receivable and inventory included in the Borrowing Base below meet all conditions to qualify for inclusion therein as set forth in the Agreement, and all representations and warranties set forth in the Agreement with respect thereto are true and correct in all material respects, and (d) the information set forth below hereto is true and correct as of the last day of the Subject Month.

LINE				AT END OF SUBJECT MONTH

1.	Total accounts receivable (less discounts)			$__________

2.	Ineligible Accounts		$__________

	(a)	Accounts which not due either 30 or 60 days from the original date of invoice	$__________

	(b)	With respect to Accounts which are not deemed ineligible by (a) above:	$__________

	(i)	Accounts not in compliance with applicable laws, rules, and regulations	$__________

	(ii)	Accounts, if due 30 days from the original date of invoice, are more than 60 days past due	$__________

	(iii)	Accounts, if due 60 days from the original date of invoice, are not more than 30 days past due	$__________

	(iv)	Accounts for consignments and non-final sales	$__________

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(v)	Accounts evidenced by chattel paper or an instrument	$__________

(vi)	Foreign accounts	$__________

(vii)	Accounts due from the U.S. Government or subdivision thereof (with respect to which the Federal Assignment of Claims Act of 1940 has not been complied with)	$__________

(viii)	Accounts subject to specific assignment restrictions	$__________

(ix)	Accounts owed by account debtor with more than 5% of Accounts of such account debtor 60 days past due	$__________

(x)	Amounts excluded due to % concentration restriction on any single account debtor (10% concentration limit)	$__________

(xi)	Accounts representing commissions or not created in the ordinary course of business or not arising from an enforceable contract, the performance of which has been completed by the Borrower	$__________

(xii)	Accounts to which the Borrower does not have good and indefeasible title or which are subject to any Lien except Liens in favor of the Lender	$__________

(xiii)	Accounts subject to setoff, counterclaim, defense, dispute, recoupment, or adjustment other than normal discounts for prompt payment	$__________

(xiv)	Accounts with respect to which the account debtor is insolvent or the subject of any bankruptcy or insolvency proceeding or has made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs	$__________

(xv)	Accounts with respect to which any default exists	$__________

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	(xvi)	Accounts with respect to which the account debtor has returned or refused to retain, or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the account arose	$__________

	(xvii)	Accounts owed by a Borrower or an Affiliate, employee, officer, director or shareholder of any Borrower	$__________

	(xviii)	Accounts not payable in Dollars	$__________

	(xix)	The amount of all “contra accounts” and other obligations owed by the Borrower to account debtors	$__________

	(xx)	Other Ineligible Accounts disallowed by Lender in its sole discretion	$__________

3.	Total Ineligible Accounts add Lines 2(a) and 2(b)(i) through (xx)			$__________

4.	Total Eligible Accounts Line 1 minus Line 3			$__________

5.	Multiplied by: Borrowing Base factor			75%

6.	Total Accounts Component of Borrowing Base Line 4 x Line 5			$__________

7.	Inventory

	(a)	Raw Materials		$__________

	(b)	Finished Goods		$__________

	(c)	Total Inventory		$__________

8.	Ineligible Inventory			$__________

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	(a) Inventory not in the possession or under the control of a Borrower	$__________

	(b) Inventory not subject to a perfected, first priority security interest in favor of the Lender	$__________

	(c) Inventory that has been shipped or delivered to a customer on consignment, a sale-or-return basis, or on the basis of any similar understanding	$__________

	(d) Inventory with respect to which a claim exists disputing the Borrower’s title to or right to possession of such inventory	$__________

	(e) Inventory that is not in good condition or does not comply with any applicable law, rule, or regulation or any standard imposed by any Governmental Authority with respect to its manufacture, use, or sale	$__________

	(f) Other Ineligible Inventory disallowed by Lender in its sole discretion	$__________

9.	Total Ineligible Inventory add Lines 8(a) through 8(f)		$__________

10.	Total Eligible Inventory Line 7 minus Line 9		$__________

11.	Multiplied by: Borrowing Base factor m(as applicable for subject month)		10% (December, January & February 0% (other months)

12.	Total Inventory Component of Borrowing Base Line 10 times Line 11		$__________

13.	Borrowing Base Line 6 plus the lesser of (a) Line 12 or (b) $900,000.00		$__________

14.	Amount of Commitment		$2,000,000.00

15.	Principal balance of Loans (not to exceed $2,000.000.00)		$__________

16.	Lesser of Line 13 or Line 14		$__________

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17.	Amount available for Loans, if positive, or amount to be repaid, if negative Line 16 minus Line 15	$__________

By: —————————————— Name: Title:

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EXHIBIT “B”

REQUEST FOR LOAN

        Reference is made to that certain Credit Agreement dated as of February __, 2004 (as from time to time amended, the “Agreement”), by and among Adams Golf, Inc., Adams Golf Holding Corp., Adams Golf GP Corp., Adams Golf, Ltd., Adams Golf IP, LP, and Adams Golf Management Corp. (“Borrowers”) and Bank of Texas, N.A. (“Lender”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrowers hereby request Lender to make a Loan in the amount set forth below in Item (4) under the heading "Borrowing Information".

        To induce Lender to make the requested Loan, Borrowers hereby represent, warrant, acknowledge, and agree to and with Lender that:

(a) The officer of Borrowers signing this instrument is the duly elected, qualified and acting officer of Borrowers as indicated below such officer’s signature hereto having all necessary authority to act for Borrowers in making the request herein contained.

(b) All representations and warranties contained in the Agreement and in each of the other Loan Documents are true and correct in all respects on and as of the date hereof with the same force and effect as if made on and as of such date.

(c) All covenants and agreements contained in the Agreement and in each of the other Loan Documents to have been complied with and performed on or prior to the making of the requested Loan have been fully complied with and performed.

(d) No Default or Event of Default has occurred and is continuing or would result from the requested Loan.

(e) All conditions precedent to the advance of the requested Loan set forth in Article 7 of the Agreement have been satisfied.

(f) Since the date of the latest Compliance Certificate delivered to Lender, there has been no material adverse change in the Collateral or in the business, assets, operations, prospects or condition, financial or otherwise, of Borrowers.

(g) The amount of the requested Loan, when added to the aggregate principal amount of all outstanding Loans will not exceed an amount equal to the lesser of (i) the Borrowing Base or (ii) the Commitment.

(h) All information supplied below is true, correct and complete as of the date hereof.

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Borrowing Information

(1)	Amount of the Commitment (lesser of Borrowing Base or Commitment)	$________

(2)	Outstanding principal amount of Loans prior to requested Loan	$________

(3)	Net availability of credit: line (1) minus line (2)	$________

(4)	Amount of requested Loan	$________

(5)	Date of Loan	____________

IN WITNESS WHEREOF, this instrument is executed as of _____________.

[BORROWER] By: —————————————— Printed Name: —————————————— Title: ——————————————

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EXHIBIT “C”

COMPLIANCE CERTIFICATE

        Reference is made to the Credit Agreement (the “Agreement”) dated as of February __, 2004, made by and between ADAMS GOLF, INC., ADAMS GOLF HOLDING CORP., ADAMS GOLF GP CORP., ADAMS GOLF, LTD., ADAMS GOLF IP, LP, and ADAMS GOLF MANAGEMENT CORP. (“Borrowers”) and BANK OF TEXAS, N.A. (“Lender”). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. The undersigned hereby certifies that he is a duly elected, qualified, and acting officer of Borrower, and that:

1. a review of the activities of Borrowers has been made under his supervision with a view to determining whether Borrowers have fulfilled all of their obligations under the Agreement and the other Loan Documents;

2. Borrowers have fulfilled all of their obligations under the Agreement and the other Loan Documents and all representations and warranties made in the Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same force and effect as though made on and as of the date hereof;

3. no Default or Event of Default has occurred and is continuing as of the date hereof;

4. Borrowers are in compliance with the terms and conditions of all leases covering property upon which the Collateral is located and all such leases are in full force and effect; and

5. attached hereto as Schedule A is a report prepared by the undersigned setting forth information and calculations that demonstrate compliance (or noncompliance) with the covenants set forth in Section 4.13 of the Agreement.

IN WITNESS WHEREOF, this certificate is executed as of _________________.

By: —————————————— Printed Name: —————————————— Title: ——————————————

Page 37

SCHEDULE A

Borrower has complied with the covenants contained in Section 4.13 of the Agreement as detailed below:

(a) Actual Ratio of Total Liabilities to Tangible Net Worth	_____ to 1.00

Required Ratio of Total Liabilities to Tangible Net Worth	0.60 to 1.00

(b) Actual Interest Coverage Ratio	_____ to 1.00

Required Interest Coverage Ratio	1.50 to 1.00

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